As filed with the Securities and Exchange Commission on June 7, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SUNSTONE HOTEL INVESTORS, INC.

(Exact Names of Registrant as Specified in Governing Instrument)

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(949) 369-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Jon D. Kline

Executive Vice President and Chief Financial Officer

903 Calle Amanecer, Suite 100

San Clemente, California 92673

(949) 369-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alison S. Ressler Patrick S. Brown Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, CA 90067 (310) 712-6600	Peter T. Healy O’Melveny & Myers LLP 275 Battery Street San Francisco, CA 94111-3305 (415) 984-8700

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-125123

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	$43,506,450.00	$5,120.71

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The Registrant previously registered an aggregate $237,532,500 worth of Common Stock on a Registration Statement on Form S-11 (File No. 333-125123), for which a filing fee of $27,957.58 was previously paid upon the filing of such Registration Statement.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by the registrant to register additional shares of common stock. Pursuant to General Instruction G of Form S-11, the contents of the effective Registration Statement on Form S-11, as amended (File No. 333-125123) filed by Sunstone Hotel Investors, Inc. (the “Prior Registration Statement”) are hereby incorporated by reference in this registration statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on June 7, 2005), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 7, 2005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36. Exhibits and Financial Statements

(a) All exhibits filed with or incorporated by reference in Registration Statement No. 333-125123 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Venable LLP (included as part of 5.1).

23.4	Consent of Sullivan & Cromwell LLP (included as part of 8.1).

23.5	Consent of PricewaterhouseCoopers LLP.

23.6	Consent of KPMG LLP.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California on this 6th day of June, 2005.

SUNSTONE HOTEL INVESTORS, INC.

By:	/S/ JON D. KLINE
Name:	Jon D. Kline
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as on the dates indicated.

Signature	Title	Date

/S/ ROBERT A. ALTER Robert A. Alter	Chief Executive Officer, President and Director	June 6, 2004

/S/ JON D. KLINE Jon D. Kline	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2004

* Lewis N. Wolff	Chairman	June 6, 2004

* Z. Jamie Behar	Director	June 6, 2004

* Barbara S. Brown	Director	June 6, 2004

* Anthony W. Dona	Director	June 6, 2004

* Paul D. Kazilionis	Director	June 6, 2004

* Jonathan H. Paul	Director	June 6, 2004

* Keith P. Russell	Director	June 6, 2004

* David M. Siegel	Director	June 6, 2004

*By:	/S/ JON D. KLINE
(Attorney-in-fact)

(1)	The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

II-2

INDEX TO EXHIBITS

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Venable LLP (included as part of 5.1).

23.4	Consent of Sullivan & Cromwell LLP (included as part of 8.1).

23.5	Consent of PricewaterhouseCoopers LLP.

23.6	Consent of KPMG LLP.